NEW YORK DAILY TAX FREE INCOME FUND, INC.


                                 AMENDMENT NO. 3


                                       TO


                           RULE 18f-3 MULTI-CLASS PLAN

                                  July 22, 2002



         I.       Introduction.
                  ------------

                  Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares of New York Daily Tax Free Income Fund, Inc. (the "Fund"). In addition, this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the shareholder servicing arrangements, distribution arrangements, exchange privileges and other shareholder services of each class of shares of the Fund.

                  The Fund is a non-diversified, open-end, management investment company registered under the 1940 Act and the shares of the Fund are registered on Form N-1A under the Securities Act of 1933, as amended, and the 1940 Act. Upon the effective date of this Plan, the Fund hereby elects to offer multiple classes of shares pursuant to the provisions of Rule 18f-3 and this Plan. This Plan does not make any material changes in the class arrangements and fee and expense allocations previously approved by the Board of Directors of the Fund pursuant to the existing Exemptive Order issued by the Securities and Exchange Commission (the "SEC") to California Daily Tax Free Income Fund, Inc., et. al. under Section 6(c) of the 1940 Act on November 18, 1992 (1940 Act Release No. 812-7852).

                  This Amendment No. 3 serves to create the CIBC World Markets New York Tax Exempt Fund Class ("CIBC Class") of shares for the purpose of accommodating clients of CIBC World Markets Corp.

                  II.      Allocation of Expenses.
                           ----------------------
                  Pursuant to Rule 18f-3 under the 1940 Act, the Fund shall allocate to each class (i) any fees and expenses incurred by the Fund in connection with the distribution of each class of shares under a distribution and service plan adopted for such class of shares pursuant to Rule 12b-1, and
(ii) any fees and expenses incurred by the Fund under a shareholder servicing plan in connection with the provision of shareholder services to the holders of each class of shares. In addition, pursuant to

Rule 18f-3, the Fund may allocate the following fees and expenses to a particular class of shares:


          (i) transfer agent fees and related expenses identified by the transfer agent as being attributable to such class of shares;

          (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports, and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;


          (iii)blue sky registration or qualification fees incurred by such class of shares;

          (iv) SEC registration fees incurred by such class of shares;

          (v) the expense of administrative personnel and services (including, but not limited to, those of a fund accountant, custodian1 or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

          (vi) litigation or other legal expenses relating solely to such class of shares;

          (vii)fees of the Fund's Directors incurred as a result of issues relating to such class of shares; and

         (viii)independent accountants' fees relating solely to such class of shares.

                  The initial determination of the class expenses that will be allocated by the Fund to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Directors and approved by a vote of the Directors of the Fund, including a majority of the Directors who are not interested persons of the Fund.

                  Income, realized and unrealized capital gains and losses, and any expenses of the Fund not allocated to a particular class pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net assets of that class in relation to the total net assets of the Fund.

--------
1. Rule 18f-3 requires that services related to the management of the portfolio's assets, such as custodial fees, be borne by the Fund and not by class.

                  III.     Class Arrangements.
                            ------------------

                  The following summarizes the Rule 12b-1 distribution and shareholder servicing fees, exchange privilege and other shareholder services applicable to each class of shares of the Fund. Additional details regarding such fees and services, as well as any other services offered to shareholders, are set forth in the Fund's current Prospectus and Statement of Additional Information.

                  A.       Class A Shares

                           1.       Initial Sales Load:  None.
                                    ------------------

                           2.       Contingent Deferred Sales Charge:  None.
                                    --------------------------------

                           3.       Redemption Fee:  None.
                                    --------------

                           4.       Rule 12b-1 Distribution Fees:  None.
                                    ----------------------------

                           5.       Rule 12b-1 Shareholder Servicing Fees:
                                    -------------------------------------

                                    0.20% per annum of the average daily net assets of theClass.


                           6.       Exchange Privilege:
                                    ------------------

                                    No fee; subject to restrictions and
                                    conditions set forth in the Prospectus,
                                    Class A shares may be exchanged for Class A shares of any other fund in the Reich & Tang Fund Complex.

                           7.       Conversion Features:  None.
                                    -------------------

                           8.       Other Incidental Shareholder Services:
                                    -------------------------------------

                                    As provided in the Prospectus.


                  B.       Class B Shares

                           1.       Initial Sales Load:  None.
                                    ------------------

                           2.       Contingent Deferred Sales Charge:  None.
                                    --------------------------------

                           3.       Redemption Fee:  None.
                                    --------------

                           4.       Rule 12b-1 Distribution Fees:  None.
                                    ----------------------------

                           5.       Rule 12b-1 Shareholder Servicing Fees: None.
                                    -------------------------------------

                           6.       Exchange Privilege:
                                    ------------------

                                    No fee; subject to restrictions and
                                    conditions set forth in the Prospectus,
                                    Class B shares may be exchanged for Class B shares of any other fund in the Reich & Tang Fund Complex.

                           7.       Conversion Features:  None.
                                    -------------------

                           8.       Other Incidental Shareholder Services:
                                    -------------------------------------

                                    As provided in the Prospectus.

                  C. Victory Class (created for all funds that are purchased by clients of Key Trust Bank)

                           1.       Initial Sales Load:  None.
                                    ------------------

                           2.       Contingent Deferred Sales Charge:  None.
                                    --------------------------------

                           3.       Redemption Fee:  None.
                                    --------------

                           4.       Rule 12b-1 Distribution Fees:  None.
                                    ----------------------------

                           5.       Rule 12b-1 Shareholder Servicing Fees:
                                    -------------------------------------

                                    0.20% per annum of the average daily net assets of the Class.


                           6.       Exchange Privilege:  No fee; subject to
                                    ------------------

                                    restrictions and conditions set forth in the Prospectus, Victory shares may be exchanged for shares of The Victory Funds.

                           7.       Conversion Features:  None.
                                    -------------------

                           8.       Other Incidental Shareholder Services:  As
                                    -------------------------------------

                                    provided in the Prospectus.


                  D. CIBC Class of Shares (created for the New York Daily Tax Free Income Fund, Inc. which are purchased by clients of CIBC World Markets Corp.)


                           1.       Initial Sales Load:  None.
                                    ------------------

                           2.       Contingent Deferred Sales Charge:  None.
                                    --------------------------------

                           3.       Redemption Fees:  None.
                                    ---------------

                           4.       Rule 12b-1 Distribution Fees:
                                    ----------------------------

                                    .45% per annum of average daily net assets.

                           5.       Rule 12b-1 Shareholder Servicing Fees:
                                    -------------------------------------

                                    .25% per annum of average daily net assets.

                           6.       Conversion Features:  None.
                                    -------------------

                           7.       Other Incidental Shareholder Services:
                                    -------------------------------------

                  IV.      Board Review.
                           ------------

                  The Board of Directors of the Fund shall review this Plan as frequently as it deems necessary. Prior to any material amendments to this Plan, the Fund's Board of Directors, including a majority of the Directors that are not interested persons of the Fund, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses) is in the best interest of each class of shares of the Fund individually and of the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Directors of the Fund shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

                  In making its determination to approve this amendment to the Plan, the Board has focused on, among other things, the relationship between or among the classes and has examined potential conflicts of interest between classes regarding the allocation of fees, services, waivers and reimbursement of expenses, voting rights and exchange privileges. The Board has evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent amendments to this Plan, the Board shall focus on and evaluate such factors as well as any others deemed necessary by the Board.